UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 2004
                                                           -------------





                             C&D Technologies, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                                 1-9389                   13-3314599
----------------               --------------------------       -------------
(State or other                (Commission file number)         (IRS employer
jurisdiction of                                                 identification
incorporation)                                                  no.)


            1400 Union Meeting Road
            Blue Bell, Pennsylvania                                   19422
---------------------------------------                              ----------
(Address of principal executive offices)                             (Zip code)


       Registrant's telephone number, including area code: (215) 619-2700
                                                           --------------


                                       N/A
                    ----------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure.

     Reference is made to the press release dated June 30, 2004 which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.


     The revolving credit agreement was amended and restated on June 30, 2004 to increase the credit facility from $100 million to $175 million, extend the maturity date from November 20, 2006 until June 30, 2009 and permit certain acquisitions. The facility will also include a $50 million multi-currency borrowing sublimit. The available interest rates of Prime to Prime plus .50%, or LIBOR plus 1% to LIBOR plus 2% were changed to Prime to Prime plus .75% or LIBOR plus 1% to LIBOR plus 2.25%. The rates available within these ranges are subject to a certain leverage ratio. The agreement includes an accordion feature that provides an option to increase the credit facility to $200 million, subject to certain conditions.





Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         The following exhibit is filed herewith:

         Exhibit No.                        Description

            99.1                Press release issued by C&D Technologies, Inc.
                                (the "Company") dated June 30, 2004

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            C&D TECHNOLOGIES, INC.



Date:   June 30, 2004                         By:/s/ Stephen E. Markert, Jr.
                                                 ------------------------------
                                                  Stephen E. Markert, Jr.,
                                                  Vice President - Finance and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                             Description

99.1              Press release dated June 30, 2004 issued by the Company.